EXHIBIT 1
FOR IMMEDIATE RELEASE                           Press Release

CONTACT:          Joseph Looney
                  Chief Financial Officer
                  Telephone:  (631) 951-7060
                  Fax: (631) 951-7639
                  email: jlooney@mecnet.com


               MANCHESTER ACQUIRES DONOVAN CONSULTING GROUP, INC.:
                      Expands Services into Wireless Arena


          HAUPPAUGE, NEW YORK - August 29, 2001- Manchester Technologies, Inc. (Nasdaq NM: MANC) today announced that it had completed the acquisition of Donovan Consulting Group, Inc., a technical services firm that delivers wireless LAN solutions to customers nationwide. Donovan Consulting Group, Inc. (Donovan) has become a wholly-owned subsidiary of Manchester. Terms of the acquisition were not disclosed.



          Founded in 1997 and headquartered in Atlanta, Georgia, Donovan has successfully implemented wireless LAN's and Point-to-Point links across North America. From legacy mainframe systems to Open System Client/Server networks, Donovan designs, surveys, and implements 900 MHz, 2.4GHz or 5.7 GHz ISM and/or UNII band wireless solutions to suit customer's needs. Donovan's customers can achieve the mobility of a general coverage wireless LAN as well as the economic savings from connecting campus buildings without wires or cables. Donovan's employees bring extensive expertise and experience in the wireless industry, receiving certification from multiple vendors and having performed more than 100 site surveys.



          "We are very excited about Manchester's acquisition of Donovan," said Barry Steinberg, Manchester's CEO. "This will strengthen our position in the wireless arena, allowing us to offer total solutions including state of the art products as well as the services necessary to have those products operate optimally. Donovan operates in a growing and dynamic segment of our industry. Its product offerings and highly skilled technical staff, coupled with Manchester's long history and financial stability, should result in significant growth going forward."

                                     -more-

          "I am pleased that Donovan has joined Manchester," said Laura Fontana, Manchester's Vice President of Technical Services. "We have worked with them for the past six months and found that they offered a unique blend of experience and knowledge. Manchester's strategy is to provide our customers with a single source for solutions to their information systems needs. The acquisition of Donovan will give us the expertise necessary to provide complete wireless LAN solutions to our customers."



     About Manchester Technologies, Inc.:

          Manchester Technologies, Inc., founded in 1973, is a single-source solutions provider specializing in hardware and software procurement, custom networking, storage, enterprise and Internet solutions. Manchester engineers provide answers to companies' MIS needs by combining comprehensive analysis, design and integration services with a complete line of competitively priced products and peripherals from the industry's leading vendors. For more information about Manchester, visit the Company's web site at http://www.e-manchester.com.


          This press release includes information that may constitute forward-looking statements within the meaning of the federal securities laws. Manchester Technologies, Inc.'s actual results may differ materially from the results discussed herein as a result of a number of unknown factors. Such factors include, but are not limited to, there being no assurance that the Company will be successful in integrating, maintaining and growing the business of Dovovan Consulting Group, Inc., that the Company will be successful in its efforts to focus on higher-margin products and value-added services, that the Company will be successful in attracting and retaining highly skilled technical personnel and sales representatives necessary to implement the Company's growth strategies, or any of the other risks set forth in Manchester's Annual Report on Form 10-K for the year ended July 31, 2000, and those set forth from time to time in Manchester's other filings with the Securities and Exchange Commission.




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